Exhibit 10.10

ATLAS PIPELINE PARTNERS, L.P.

LONG-TERM INCENTIVE PLAN

Amended and Restated as of February 9, 2010

SECTION 1: PURPOSE OF THE PLAN.

The Amended and Restated Atlas Pipeline Partners, L.P. Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of Atlas Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), by providing to officers, employees and managing board members of Atlas Pipeline Partners GP, LLC, a Delaware limited liability company (the “Company”), and employees of its Affiliates, consultants and joint venture partners who perform services for the Partnership incentive awards for superior performance that are based on Units. It is also contemplated that the Plan will enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and its partners.

SECTION 2: DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means an Option or Phantom Unit granted under the Plan, and shall include any tandem DERs granted with respect to a Phantom Unit.

“Board” means the Managing Board of the Company.

“Change in Control” means the occurrence of any of the following:

(a) the Company, or an Affiliate of the Parent, ceases to be the general partner of the Partnership;

(b) a merger, consolidation, share exchange, division or other reorganization or transaction of the Partnership, the Company, the Parent or any Affiliate of the Parent that is a direct or indirect parent of the Company with any entity, other than a transaction which would result in the voting securities of the Partnership, the Company or Parent, as appropriate, outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power immediately after such transaction of the surviving entity’s outstanding securities or, in the case of a division, the outstanding securities of each entity resulting from the division;

(c) the equity holders of the Partnership, the Parent or any Affiliate of the Parent that is a direct or indirect parent of the Company approve a plan of complete, liquidation or winding-up or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Partnership’s, the Parent’s or any such Affiliate’s assets; or

(d) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of the Company, the Parent or any Affiliate of the Parent that is a direct or indirect parent of the Company (including for this purpose any new director whose election or nomination for election or appointment was approved by a vote of at least  2/3 of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the board or, in the case of a spin off of the Parent, if Edward E. Cohen and Jonathan Z. Cohen cease to be directors of the Parent.

Notwithstanding the foregoing, the Committee may specify a more limited definition of Change in Control for a particular Award, as the Committee deems appropriate.

“Committee” means (i) the Board or such committee of the Board or the board of an Affiliate of the Partnership appointed by the Board to administer the Plan or (ii) with respect to Awards that are intended to be “qualified performance-based compensation” under Section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be outside directors as defined under Section 162(m) of the Code and related Treasury regulations.

“DER” means a right, granted in tandem with a specific Phantom Unit, to receive an amount in cash equal to, and at the same time as, the cash distributions made by the Partnership with respect to a Unit during the period such Phantom Unit is outstanding.

“Disability” means an illness or injury that lasts at least 6 months, is expected to be permanent and renders the Participant unable to carry out his or her duties to the Company or any of its Affiliates.

“Employee” means any officer or employee of the Company, its Affiliates, consultants or joint venture partners who performs services for the Partnership or in furtherance of the Partnership’s business.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, the closing sales price on the last date Units were traded). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“Manager” means a “non-employee director” of the Company as defined in Rule 16b-3 under the Exchange Act.

“Option” means an option to purchase Units granted under the Plan.

“Parent” means Resource America, Inc., a Delaware corporation, or, from and after the date that Atlas America, Inc., a Delaware corporation, is not a subsidiary of Resource America, Inc., Atlas America, Inc. provided that the transaction pursuant to which Atlas America, Inc. ceased to be a subsidiary of Resource America, Inc. was approved by the board of directors of Resource America, Inc.

“Participant” means any Employee or Manager granted an Award under the Plan.

“Partnership Agreement” means the Agreement of Limited Partnership of Atlas Pipeline Partners, L.P., as amended from time to time.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Phantom Unit” means a phantom (notional) unit granted under the Plan which upon vesting entitles the Participant to receive a Unit or its then Fair Market Value in cash, as determined by the Committee.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture or is not exercisable by the Participant.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Unit” means a common unit of limited partner interest of the Partnership.

SECTION 3: ADMINISTRATION.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, himself or a Person who is an Employee or Manager subject to Rule 16b-3. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the terms and conditions of any Award; (iv) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (v) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vi) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award. All Awards under the Plan shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest in such Award. Awards made under a particular Section of the Plan need not be uniform as among Participants.

SECTION 4: UNITS.

(a) Units Available. Subject to adjustment as provided in Section 4(c), the number of Units with respect to which Phantom Units and Options may be granted under the Plan is 435,000; provided that the maximum number of Phantom Units that may be awarded to Managers is 15,000. If any Option or Phantom Unit is forfeited or otherwise terminates or is canceled without the delivery of Units, then the Units covered by such Award, to the extent of such forfeiture, termination or cancellation, shall again be Units with respect to which Awards may be granted.

(b) Sources of Units Deliverable under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units newly issued by the Partnership, Units acquired in the open market or from any Affiliate of the Partnership or the Company, or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

(c) Adjustments. In the event that any distribution (whether in the form of cash, Units, other securities or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award; provided, however, that the number of Units subject to any Award shall always be a whole number. The Committee may make provision for a cash payment to the holder of an outstanding Award.

SECTION 5: ELIGIBILITY.

Any Employee or Manager shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 6: AWARDS.

(a) Options. The Committee shall have the authority to determine the Employees to whom Options shall be granted, the number of Units to be covered by each Option, the exercise price therefor, the Restricted Period and the conditions and limitations applicable to the exercise of the Option, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The exercise price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted and may be more or less than its Fair Market Value as of the date of grant.

(ii) Time and Method of Exercise. The Committee shall determine the Restricted Period and the method or methods by which payment of the exercise price may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Board, a “cashless-broker” exercise through procedures approved by the Board, a recourse note from the Participant in a form acceptable to the Board, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price.

(b) Phantom Units.

(i) Awards to Employees. The Committee shall have the authority to determine the Employees to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Phantom Units may become vested or forfeited, whether DERs are granted with respect to an Award and such other terms and conditions, as the Committee may determine, that are not inconsistent with the provisions of the Plan.

(ii) Awards to Managers. Each Manager who is a member of the Board as of the effective date of the Plan shall be awarded Phantom Units with DERs as of that date in an amount equal to the lesser of (A) 500 or (B) that number of Phantom Units equal to $15,000 divided by the Fair Market Value of a Unit as of that date. Each Manager who is first appointed to the Board on or after the effective date of the Plan shall be awarded Phantom Units with DERs as of the date of first appointment in an amount equal to the lesser of (A) 500 or (B) that number of Phantom Units equal to $15,000 divided by the Fair Market Value of a Unit as of that date. Thereafter, on each anniversary of the date on which a Manager is first awarded Phantom Units during the term of the Plan, the Manager shall be awarded Phantom Units with DERs as of that date in an amount equal to the lesser of (A) 500 or (B) that number of Phantom Units equal to $15,000 divided by the Fair Market Value of a Unit as of that date. Except as provided in Section 6(b)(iii), a Manager shall vest in 25% of his or her Phantom Units on each anniversary of the original Award for such Phantom Units such that each Award shall fully vest on the fourth anniversary of the Award.

(c) General.

(i) Forfeiture. Except as otherwise provided in the terms of the Award, upon termination of a Participant’s employment with the Company or its Affiliates or membership on the Board during the applicable Restricted Period, all Options and unvested Phantom Units shall be forfeited by the Participant; provided, however, that if the reason for the termination is the Participant’s death or Disability, all Options awarded to the Participant shall become exercisable and all Phantom Units shall vest automatically. The Committee may, in its discretion, waive in whole or in part any forfeiture.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate.

(iii) Limits on Transfer of Awards.

(A) Except as provided in (C),below, each Option shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Partnership, the Company or any Affiliate thereof.

(C) To the extent specifically provided by the Committee with respect to an Option grant, an Option may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish. In addition, Awards may be transferred by will and the laws of descent and distribution.

(iv) Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(v) Delivery of Units or Other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Partnership is not reasonably able to obtain or issue Units pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the Partnership.

(vi) Rule 16b-3. It is intended that the Plan and any Award made to a Participant subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

(vii) Status of Original Issue Units. The Partnership intends, but shall not be obligated, to register for sale under the Securities Act the Units acquirable pursuant to Awards, and to keep such registration effective throughout the period any Awards are in effect. In the absence of such effective registration or an available exemption from registration under the Securities Act, delivery of Units acquirable pursuant to Awards shall be delayed until registration of such Units is effective or an exemption from registration under the Securities Act is available. In the event exemption from registration under the Securities Act is available, a Participant (or a Participant’s estate or personal representative in the event of the Participant’s death or incapacity), if requested by the Partnership to do so, will execute and deliver to the Partnership in writing an agreement containing such provisions as the Partnership may require to assure compliance with applicable securities laws. No sale or disposition of Units acquired pursuant to an Award by a Participant shall be made in the absence of an effective registration statement under the Securities Act with respect to such Units unless an opinion of counsel satisfactory to the Partnership that such sale or disposition will not constitute a violation of the Securities Act or any other applicable securities laws is first obtained.

(viii) Change in Control. Upon a Change in Control, unless the Committee determines otherwise in the terms of the Award, all Awards shall automatically vest and become payable or exercisable, as the case may be, in full. In the event of a Change in Control, unless the Committee determines otherwise in the terms of the Award, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level. To the extent an Option that has become fully vested and exercisable is not exercised upon a Change in Control, the Committee may, in its discretion, cancel such Award without payment. The Committee may also, in its discretion, provide for a replacement grant with respect to such property and on such terms as it deems appropriate.

SECTION 7: AMENDMENT AND TERMINATION.

Except to the extent prohibited by applicable law:

(a) Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.

(b) Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to a Participant without the consent of such Participant.

(c) Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 8: GENERAL PROVISIONS.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each Participant.

(b) Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy its withholding obligations for the payment of such taxes. If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Awards paid in Units by having Units withheld, at the time such Awards become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee.

(c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to remain on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Compliance with Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer or such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Partnership by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. It is intended that, to the extent applicable, Awards made under the Plan comply with the requirements of section 409A of the Code and the regulations thereunder. To the extent that any legal requirement of section 409A of the Code as set forth in the Plan ceases to be required under section 409A of the Code, that Plan provision shall cease to apply.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Partnership, the Company or any participating Affiliate and a Participant or any other Person.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Facility Payment. Any amounts payable hereunder to any Person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such Person, or may be applied for the benefit of such Person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

SECTION 9: TERM OF THE PLAN.

The Plan shall be effective on the date of its approval by the Unit holders and shall continue until the date terminated by the Board or Units are no longer available for the grant of Awards under the Plan, whichever occurs first. However, unless otherwise expressly provided in the Plan or in an applicable Award agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.